UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On March 12, 2010, Oncothyreon Inc. (the “Company”) issued a press release announcing that the financial statements as of and for the year ended December 31, 2008 contained in its 2008 Annual Report (the “2008 Form 10-K”) and its condensed financial statements for the quarters ended March 31, June 30 and September 30, 2009 contained in its Quarterly Reports on Form 10-Q (collectively, the “Affected Financial Statements”) will be restated to correct a revenue recognition error in accounting for a license agreement with Merck KGaA signed in December 2008 (the “License Agreement”). The Company is currently discussing the error with the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Staff” of the “SEC”), and it is unclear whether the correction of the error will result in a restatement of the Affected Financial Statements to provide further disclosure about the basis for the Company’s accounting, or in a restatement of revenue and deferred revenue in the Affected Financial Statements, as described in more detail below.
          In light of the error, the audit committee of the Company’s board of directors on March 8, 2010, following consultation with and upon the recommendation of management, has determined that the Affected Financial Statements and related report of its independent registered public accounting firm contained in the 2008 Form 10-K should no longer be relied upon.
          The Company’s management and the audit committee of the Company’s board of directors have discussed these matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.
     Background Facts
          The following background facts concerning the Company’s relationship with Merck KGaA have previously been disclosed in the Company’s 2007 and 2008 Form 10-Ks, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 and in the Reports of Foreign Issuer on Form 6-K of the Company’s predecessor filed with the SEC on April 22, 2002, May 20, 2003, April 26, 2004, March 31, 2005, March 9, 2006 and March 8, 2007.
          The Company and Merck KGaA have a longstanding relationship with respect to the Company’s principal product candidate, Stimuvax. The relationship was documented in a supply agreement and a collaboration agreement (each effective as of May 3, 2001) and an amended and restated supply agreement and an amended and restated collaboration agreement (each effective as of March 1, 2006) (the “2006 Agreements”). Generally, under the 2006 Agreements, Merck KGaA was responsible for the clinical development of Stimuvax, while the Company retained control of, and had obligations relating to, the manufacture of Stimuvax. Under the 2006 Agreements, the Company deferred up-front fees and license fees from Merck KGaA and recognized these fees as revenue ratably over the patent life of Stimuvax.
          On December 18, 2008, the Company and Merck KGaA entered into the License Agreement and an Asset Purchase Agreement (the “2008 Agreements”) which replaced the 2006 Agreements. As a result of the 2008 Agreements, the relationship between the Company and Merck KGaA fundamentally changed. Pursuant to the License Agreement, the Company licensed to Merck KGaA all rights related to the development, commercialization and manufacture of Stimuvax; thereafter, the Company had no continuing obligations with respect to the manufacture, development or commercialization of Stimuvax. Pursuant to the Asset Purchase Agreement, the Company sold to Merck KGaA all assets, know-how and capabilities related to the manufacturing of Stimuvax. As a result and as disclosed in the 2008 Form 10-K, “[u]nder the terms of the new license agreement entered into with Merck KGaA... we have no future performance obligations and therefore ... recognized all previously deferred revenue” of approximately $12.9 million in the fourth quarter of 2008.
     Description of Error
          The Company has concluded that the disclosures included in its Affected Financial Statements were ambiguous with respect to the Company’s revenue recognition policies and practices for stand-alone agreements under which the Company has no ongoing obligations, such as the License Agreement. Specifically, it may not be clear to a reader of the 2008 Form 10-K whether the Company had a policy to recognize revenue for stand-alone license agreements or license agreements which qualify as a separate unit of accounting (1) upon the commencement of the license term or (2) over the license term.

          Prior to the entry into the License Agreement, the Company had not been party to a material stand-alone license agreement. The Company believes the facts and circumstances indicate that recognition of the previously deferred revenue reflected the change of an accounting principle to recognize revenue from stand-alone license agreements using a specific performance model. The Company believes it erred because it did not explicitly disclose the adoption of a change in accounting principle as required by Accounting Standards Codification 250-10-50, Accounting Changes—Change in Accounting Principle (“ASC 250”), or file a letter from its independent registered public accounting firm stating that the new accounting principle was preferable under generally accepted accounting principles (“GAAP”) in the United States, as required by Item 601 of SEC Regulation S-K. If the Company reaches this conclusion after consultation with the SEC, the Company would in its Annual Report on Form 10-K for December 31, 2009 (the “2009 Form 10-K”) provide further disclosure in accordance with ASC 250 as to the nature of and reason for the change in accounting principle, the method and effects of applying the accounting principle change and seek to obtain a letter from its independent registered public accountant as to the preferability of the accounting principle change to be furnished in its 2009 Form 10-K. The Company will include similar disclosure in its condensed financial statements within its Quarterly Reports on Form 10-Q on a prospective basis. Under this scenario, there would be no change to the Company’s Balance Sheets, Statements of Operations, Changes in Stockholder’s Equity or Cash Flows as of and for the year ended December 31, 2008 and as of and for the three month period ended March 31, 2009, three and six month period ended June 30, 2009 and three and nine month period ended September 30, 2009.
          Alternatively, the facts and circumstances could be interpreted that the Company had a policy to recognize license revenue ratably over the license term whether or not there were ongoing performance obligations, that policy remained unchanged, and the Company misapplied such policy to the License Agreement. If the Company reaches this conclusion after consultation with the SEC, the Company would restate its financial statements as of and for the year ended December 31, 2008 to record revenue of $0.4 million in the fourth quarter of 2008, rather than $12.9 million as previously recorded, and would continue to record the deferred revenue of approximately $0.4 million per quarter on a ratable basis in the 2009 quarterly statements.
          The Company has provided a letter to the SEC proposing to correct the error as described above; however, given the complexity of the accounting judgments required, the Company is uncertain whether it will adopt one of the two proposed accounting treatments or apply a different accounting treatment.
     Timing of Restatement
          The Company is working diligently to complete the restatement of its financial statements. The Company expects to file a Form 12b-25 seeking an extension of the filing deadline for its 2009 Form 10-K until March 31, 2010. There is no guarantee, however, that the Company will be able to conclude its restatement of its financial statements and file its 2009 Form 10-K by March 31, 2010.
          The Company will not conduct an internal investigation concerning this issue, as its audit committee has determined that there is no basis to believe that any material fact concerning the License Agreement was not disclosed or to question the intent of any person involved in the Company’s accounting decisions.
     Consideration of Internal Control Over Financial Reporting
          The Company is also evaluating what effect, if any, the error has on its conclusion regarding the effectiveness of its internal control over financial reporting, as reported in Management’s Annual Report on Internal Control Over Financial Reporting included in Item 9A of its 2008 Form 10-K, and disclosure controls.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated March 12, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: March 12, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated March 12, 2010.